BESTWAY COACH EXPRESS INC.

Bus Lease 3178

3178

abc bus LEASING, INC

25 Fourth Street NW
Faribault, MN 55021
507-333-5200 * 877-737-2221
Fax (507) 333-5660

OPERATING LEASE AGREEMENT

THIS AGREEMENT, entered into this 18th day of April, 2001, by and between ABC BUS LEASING, INC., a Florida Corporation, hereinafter referred to as "Lessor" and Bestway Coach Express, Inc. a New York corporation (State of Domicile and Type of Business Organization) hereinafter referred to as "Lessee".

WITNESSETH

WHEREAS, LESSOR is the owner of certain bus(es) selected by Lessee described as follows:

Year/Make/Model: 2001 Van Hool C2045

Serial No.: YE2CC13B612045155

hereinafter referred to singularly as "bus"; and

WHEREAS, Lessee desires to lease the bus for terms as hereinafter specified;

NOW, THEREFORE, in consideration of the covenants, conditions and promises herein contained, the parties mutually agree as follows:

ARTICLE 1 - Term and Payment Amounts: Lessor hereby leases the bus to Lessee, and Lessee hereby leases from Lessor, for a 45 days (April 18, 2001 through June 1, 2001) period from the date on which Lessee accepts the bus, on the terms and conditions as herein set forth. Lessee agrees to pay rental in the amount of $150.00 per day, with rental monies payable upon execution of this Agreement and prior to Lessee's possession of the bus. The next monthly payment is due on or before N/A, 2001 and continuing thereafter on the N/A day of each month as referred to above. State sales or use tax, if applicable, shall be in addition to monthly rental payments and any such sales or use tax payments shall be due with said monthly payments. A security deposit in the amount of N/A is payable upon execution of this Agreement and prior to Lessee's possession of the bus. The security deposit paid herein shall be governed pursuant to the provisions of Article 6.

ADDITIONAL TERMS and CONDITIONS – Please read before signing.

ARTICLE 2 - General Lease Provisions:

A. This Agreement creates a lease of the bus only and does not create a sale thereof or the creation of any other interest therein by Lessee. Lessor shall remain the sole owner of the bus, and nothing contained in this agreement or in the payment of rent hereunder shall enable Lessee to acquire any right, title or interest in or to the bus not specifically set forth herein. Title to the bus shall at all times remain in Lessor, and Lessee at its expense shall protect and defend the title of Lessor and keep it free of all claims and liens other than the rights of Lessee hereunder and claims and liens created by or arising through Lessor. Lessee acknowledges that it will not be treated as the owner of the equipment for federal income tax purposes.

B. The bus leased herein shall be at all times under the sole and absolute control of Lessee, subject to the rights of Lessor as provided herein. Lessee warrants and agrees that the bus is being used for business or commercial uses only and that this is not a consumer transaction, or a lease for personal, family or household purposes.

C. Upon acceptance of the bus, the obligation of Lessee to pay rent hereunder is absolute and unconditional under all circumstances. Lessor, by notice to Lessee, may require payments to be made hereunder to be paid by immediately available funds (cashier's check, certified bank check, wire transfer, etc.) at any time after there has occurred and is then continuing, any default in the payment of amounts due hereunder or if Lessee has

provided Lessor company or personal checks drawn upon insufficient funds.Lessee further agrees upon Lessor's request to furnish Lessor its most recent financial statements, consisting of an income statement, balance sheet, such other financial or credit information as Lessor shall request and such other matters relating to the use and operation of the bus as may, in the reasonable judgment of Lessor, be pertinent.

D. To the extent that Lessor has caused the interior or exterior of the bus to be marked with the inscription "Property of ABC Bus Leasing, Inc., Faribault, Minnesota", Lessee agrees that it shall during the term of this Lease Agreement maintain such inscription(s) upon said bus.

E. Lessee shall, at its own expense, keep and maintain the bus in good operating condition and working order, including, but not limited to, all fuel and oil changes and all washing, polishing and storing, all proper oil, battery, cooling and anti-freeze levels and ratios, and all repairs and maintenance, mechanical or otherwise occasioned by normal use, accident or casualty. In the event of accident or casualty loss, Lessee shall notify Lessor within 24 hours of such accident or casualty, the extent of damage and proposed method of repair. Lessor may, at its option, require repairs according to its specifications and under its supervision at Lessor's facilities. Further, Lessee shall perform all preventive maintenance required to insure full validation of any manufacturer's warranties. Lessee shall maintain and make available to Lessor upon reasonable notice, current maintenance logs reflecting all service and maintenance performed on the bus, any repair work or other modifications performed thereon, mileage driven and such other information relating to the use and operation of the bus as may in Lessor's judgment, be pertinent. **To the extent that Lessor has provided Lessee a separate <u>Schedule of Required Maintenance</u>, the parties agree that such maintenance schedule is incorporated herein by reference and Lessee agrees to comply with such maintenance schedule; failure to maintain the bus according to said schedule shall constitute a default under this agreement. If applicable, the terms and conditions of attached coach maintenance addendumis incorporated herein by reference.**

F. Lessor is hereby given the right and privilege, upon reasonable prior notice to Lessee and during its regular business hours, to inspect the bus and maintenance logs and records on the premises of Lessee, or wherever located, to verify that Lessee is maintaining the bus in good operating condition; in the event that Lessor determines that Lessee is not maintaining the bus in good operating condition, then it shall give written notice of its determination, and Lessee shall have fourteen (14) days to cure same, failing which Lessee shall be deemed in default hereunder. Any costs or expenses incurred by Lessor in connection with this paragraph shall be the obligation of the Lessee, payable within thirty (30) days of invoice. Any amounts due and owing hereunder shall constitute a part of this Lease Agreement and be incorporated herein and shall be secured by the bus leased herein. Any default by Lessee in the payment thereof when due, shall entitle Lessor to utilize all available remedies for breach hereunder, including, but not be limited to, self-help recovery of possession. Lessee agrees to keep Lessor informed at all times of Lessee's principal place of business and the principal garage location of the bus.

G. LESSOR MAKES NO WARRANTY, REPRESENTATION, OR GUARANTEE, EXPRESS OR IMPLIED, WRITTEN OR ORAL, OF MECHANICAL CONDITION, RELIABILITY, CAPACITY, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE WHATSOEVER. THE BUS IS LEASED AND ACCEPTED BY LESSEE STRICTLY "AS IS". LESSOR SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ANY LIABILITY FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF THE USE OF OR THE INABILITY TO USE THE BUS. FURTHER, LESSEE SPECIFICALLY ACKNOWLEDGES THAT IT HAS HAD FULL OPPORTUNITY TO INSPECT SAID BUS TO ITS FULL AND COMPLETE SATISFACTION AND IT IS FURTHER AGREED BETWEEN THE PARTIES HERETO THAT NO ORAL REPRESENTATIONS OR STATEMENTS MADE BY LESSOR SHALL BE BINDING UPON LESSOR OR FORM A PART OF THIS AGREEMENT OR IN ANY MANNER BE INCORPORATED HEREIN. LESSOR SHALL BE DEEMED TO HAVE FULLY PERFORMED ITS OBLIGATIONS UNDER THIS LEASE AT THE TIME THE BUS IS DELIVERED AND ACCEPTED BY LESSEE.
In the event of a manufacturer's warranty, Lessor assuming no liability toitself, shall assign to Lessee the warranty as applicable during the lease term.

H. Lessee shall employ and have absolute control and supervision over the operators of the bus; provided, however, that it will not permit any person to operate the bus unless such person is a competent and qualified licensed driver holding all legally required permits and class endorsements entitling him/her to operate said bus. LESSEE SHALL NOT ALLOW THE BUS TO ENTER OR OPERATE IN MEXICO WITHOUT PRIOR WRITTEN NOTICE AND CONSENT OF LESSOR AND PROOF OF INSURANCE, BOTH REQUIRED LIABILITY AND FULL COVERAGE FOR PHYSICAL DAMAGE. LESSEE SHALL ALSO OPERATE THE BUS IN COMPLIANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS, INCLUDING BUT NOT LIMITED TO DOT, ENVIRONMENTAL AND MOTOR VEHICLE REGULATIONS. LESSEE SHALL NOT TRANSPORT ANY HAZARDOUS MATERIALS OR CONTROLLED SUBSTANCES HOWEVER DEFINED.

I. In the event Lessor shall perform any maintenance, service, repair or modification work on the bus, subsequent to its initial delivery to Lessee, all charges incurred in connection therewith shall be due and payable by Lessee upon completion, or as otherwise agreed to in the attached coach maintenance addendum, if applicable. In the event that Lessor, in its sole discretion, allows delivery of said bus to Lessee upon terms of credit, Lessee agrees that any amount due and owing therefor shall be secured by the bus and shall constitute a part of this agreement, and be incorporated herein. Any default by Lessee in the payment thereof shall constitute a breach hereunder entitling Lessor to all remedies available hereunder, including but not limited to self-help recovery of possession.

J. This lease shall not be assigned nor the bus sublet by Lessee without prior written consent of Lessor. Lessee shall not allow any person not under Lessee's direct control and authorization to operate the bus at any time. Should Lessor discover or otherwise obtain a reasonable basis to believe that the Lessee has assigned the lease or sublet the subject bus to any third party, Lessor has the unequivocal and unlimited right to immediately repossess said bus, in addition to all other available remedies. Lessor reserves the right to assign this lease and this lease shall remain in full force and effect following assignment by Lessor.

K. Lessee will obtain and maintain all licenses and permits and will effect all registrations required by applicable laws or the rules or regulations of any governmental body having jurisdiction over the bus. All fees and costs in respect to such licenses, permits and registrations, and permits, plates, and cards that are required because of or otherwise incidental to Lessee's motor carrier operations under interstate or intrastate certificates issued to it by federal or state governmental bodies, shall be borne by Lessee.Lessee will be responsible for the payment of, and indemnifies Lessor for and holds Lessor harmless from and against, any and all taxes, levies, imposts, duties, charges, assessments, fees, or withholdings of any nature, together with any penalties, fines, or interest thereon, arising out of (i) the transactions contemplated by this Agreement; (ii) the ownership, possession, leasing, delivery, use, operation, return, or disposition of the bus; (iii) the rentals, receipts, or earnings arising therefrom; or (iv) this Agreement, regardless whether such taxes, levies, imposts, duties, charges, assessments, fees, withholdings, or penalties, fines or interest are, by law or otherwise, imposed against Lessor, Lessee, or the bus, including, without limitation, any and all titling, registration, documentation, and leasing fees and taxes, sales taxes, use taxes, personal property taxes, ad valorem taxes, state, county, municipal, or other property taxes, excise taxes, and other taxes of every kind or nature. If the legal obligation for any of the aforementioned taxes or other charges are imposed upon Lessor, Lessee agrees to reimburse Lessor. Lessee's obligations under this paragraph are absolute and shall survive the termination and/or the completion of this Lease Agreement, irrespective of the date such taxes are determined tobe owing. Lessee shall not, however, be obligated to pay any taxes on or measured

by Lessor's net income. Lessee further agrees to comply with all state or local laws requiring the filing of advalorem, property, or other tax returns with respect to the bus. If not thereby subjecting the bus to forfeiture or sale, Lessee may at its expense contest in good faith, by appropriate proceedings, the validity and/or amount of any of the taxes or other governmental charges described above, provided that prior written notice of any such contest shall be given to Lessor together with security satisfactory to Lessor for the payment of the amount being contested.

L. If Lessee shall fail to duly and promptly perform any of its obligations under this Lease with respect to the bus, Lessor may, at its option, perform any act or make any payment, which Lessor deems necessary for the maintenance and preservation of the bus and Lessor's title thereto, including payments for satisfaction of liens, repairs, taxes, fines, levies and insurance. All sums so paid or incurred by Lessor, together with interest thereon at 12 percent per annum, and all reasonable legal fees incurred by Lessor in connection therewith, shall be additional rent under this Lease and payable by Lessee to Lessor on demand. The performance of any act or payment by Lessor as aforesaid shall not be deemed a waiver or release of any obligation or default on the part of Lessee, all of Lessor's remedies being cumulative.

M. Lessee irrevocably appoints Lessor as attorney-in-fact of Lessee with the right (but not the duty) to execute, deliver, endorse or file, in the name and on behalf of Lessee, any instruments, documents, financing statement, applications for insurance or other agreements required of Lessee hereunder at any time following an Event of Default. Following an Event of Default, Lessor may in its discretion enforce any rights of the Lessee under any contract of insurance, and in the Lessee's or Lessor's name execute and deliver proofs of claim, receive payment of proceeds, endorse checks and other instruments representing payment of such proceeds, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

N. Mileage Charges: The maximum total number of miles which Lessee may operate each bus without excess mileage charges shall be 100,000 miles per year (Mileage Allowance) commencing on the date hereof. If the actual mileage of the bus surrendered by Lessee to Lessor exceeds the Mileage Allowance on an annualized basis, then Lessee shall pay to Lessor, as additional rent, an amount equal to twenty-five cents ($.25) multiplied by the actual number of miles driven which exceeds the Mileage Allowance. If the Bus is returned or repossessed prior to the expiration of the lease the excess mileage charge shall be determined by prorating the Mileage Allowance on a monthly basis. Excess mileage charges shall be due upon the termination of the lease, return or repossession of the Bus. If applicable, see attached coach maintenance addendum.

ARTICLE 3 - Insurance

A. Liability Insurance. Lessee shall procure and maintain in full force and effect throughout the term of this Agreement insurance to protect Lessee and Lessor against all loss, costs (including reasonable attorneys' fees, costs, and disbursements), and damages for bodily injury (including personal injury) and property damage arising out of the ownership, lease, operation, maintenance, use, loading, and unloading of the bus howsoever caused. This insurance shall be provided by an insurance company and agent acceptable to Lessor and Lessor reserves the right to reject any insurance company or agent, however, Lessor agrees it will not do so unreasonably. This insurance shall have a minimum combined single limit for bodily injury (including personal injury) and property damage of not less than $5,000,000 or such other minimum limits as required by law in the jurisdictions in which Lessee operates; whichever is higher. This insurance shall not carry a deductible or retention unless expressly agreed by Lessor. This insurance shall name Lessor, its parent company, their subsidiary companies, their directors, officers, and employees, their successors and assigns as additional insureds with subrogation waived. This insurance shall be primary and any insurance available to Lessor, its parent company, their subsidiary companies, their directors, officers and employees, their successors and assigns is excess of and noncontributory to this insurance. This insurance shall provide for 30 days advance written notice by certified mail to Lessor of any cancellation, non-renewal or material change in the policy terms and conditions. Lessor shall cause the insurance company providing this insurance to endorse the policy to reflect the requirements stated herein. Lessee shall evidence this insurance to Lessor by forwarding a certificate of insurance (including endorsement referenced herein) prior to the commencement of this Agreement and, for insurance being renewed, within 10 days of renewal date of the required coverage.

B. Physical Damage Insurance. Lessee shall procure and maintain in full force and effect throughout the term of this Agreement insurance to protect Lessee and Lessor against all physical loss of or damage to the bus caused by collision and other perils commonly referred to as comprehensive perils that include but are not limited to fire, windstorm, hail, malicious mischief, vandalism, glass breakage, theft.This insurance shall be provided by an insurance company and agent acceptable to Lessor and Lessor reserves the right to reject any insurance company or agent, however, Lessor agrees it will not do so unreasonably. This insurance shall protect Lessee and Lessor for the actual cash value of the bus and carry an occurrence deductible of not more than $5,000.00. This insurance shall name Lessor and its assigns as Sole Loss Payee. This insurance shall waive subrogation against Lessor, its parent company, their subsidiary companies, their directors, officers, and employees, their successors and assigns. This insurance shall be primary and any insurance available to Lessor and its assigns is excess of and noncontributory to this insurance. This insurance shall provide for 30 days advance written notice by certified mail to Lessor of any cancellation, non-renewal or material change in the policy terms and conditions. Lessor shall cause the insurance company providing this insurance to endorse the policy to reflect the requirements stated herein. Lessee shall evidence this insurance to Lessor by forwarding a certificate of insurance (including endorsement referenced herein) prior to the commencement of this Agreement and, for insurance being renewed, within 10 days of renewal date of the required coverage.

C. Attorney-in-Fact. Lessee hereby appoints Lessor as Lessee's Attorney-in-Fact to execute and deliver proofs of claim, receive payments, endorse checks and other documents, and to take any other actions necessary to pursue insurance claims and recover payments. Lessor has the right to offset any and all costs and expenses associated with pursuing claims and recovering payments from the amount recovered before distributing recovered payments, if any, to Lessee.

D. Failure to Procure and Maintain Insurance. Lessee shall not operate the bus, under any circumstances, without insurance coverage required herein. Lessee shall have the entire burden of insuring that Lessor has full and complete notice of all insurancecoverages on the bus and the failure by any insurance company to provide notice to Lessor of insurance coverage shall not constitute a defense by Lessee to the exercise of any remedies granted Lessor hereunder. In the event Lessee fails to procure and maintain the required insurance or provide evidence of such insurance with the required endorsement and certificate of insurance, such failure shall be deemed to be a default hereunder and the bus shall be immediately returned to Lessor. Lessor shall have the unrestricted right to immediately take possession of the bus without the necessity of legal process, including notice, or to elect any other remedy consistent hereunder. Lessor, at its sole discretion, may impose and collect liquidated damages of $150.00 per day for each day that Lessee has possession of the bus and is without required insurance.

E. Indemnification and Hold Harmless. In the event that Lessee for any reasons fails to procure and maintain required insurance, the Lessee agrees to defend, indemnify (that is, Lessee will pay Lessor) and hold Lessor (including its parents, officers, directors and subsidiaries) harmless for any and all losses, damages, claims, injuries and expenses (including attorneys' fees, costs and disbursements) that result from this Lease, or from the manufacture selection, delivery or possession of the Vehicle. Lessee's agreement to indemnify Lessor and hold Lessor harmless will survive termination of this Lease and repossession of the Vehicle. As set forth in greater detail under Article 12, it is the intention of the parties to transfer all liability from Lessor to Lessee whether the liability is caused in whole or in part by Lessor, Lessee or both. Lessee's obligation to defend, indemnify and hold harmless Lessor, shall in no manner be construed to limit or relieve Lessee's obligation to provide the insurance coverage required herein.

ARTICLE 4 - Risk of Loss and Destruction of Bus: During the term of this Agreement, Lessee assumes and bears the risk of loss for the subject bus. Regardless of cause, if the subject bus is destroyed, damaged beyond repair, or is lost, stolen or converted and not recovered within thirty (30) days, Lessee shall have no further rights or claims in and to the subject bus. In such event, Lessee herewith assigns to Lessor all Lessee's rights under any policy of insurance and agrees that Lessor shall be entitled to the full amount of any and all insurance proceeds. Nothing contained herein shall be construed to relieve Lessee from any obligations otherwise set forth in this Lease Agreement.

ARTICLE 5 - Default: If: (a) Lessee shall default in the payment of any rent due under this Agreement, or any amendment hereof, or other agreements or notes with Lessor or its affiliates, or additional rent as provided herein, or in the making of any other payment hereunder when due; or (b) Lessee shall default in the performance of any other covenant set forth herein; or (c) any representation or warranty made by Lessee, any guarantor of this Lease Agreement, or any agent, employee, or other representative of Lessee or in any guarantee, document, financial statement, report, or certificate furnished to Lessor in connection herewith or pursuant hereto proves to be misleading at any time in any material respect; (d) Lessor deems itself insecure as to the condition or use of the bus or its ownership rights therein, or the financial capability of the Lessee to meet its obligations hereunder; (e) Lessee becomes insolvent or makes an assignment for the benefit of creditors; or (f) Lessee applies for or consents to the appointment of a receiver, trustee, or liquidator, of Lessee, or of all or a substantial part of the assets of Lessee, or if such receiver, trustee or liquidator is appointed without the application or consent of Lessee; or (g) a petition is filed by or against Lessee under the Bankruptcy Act or any amendment thereto (including, without limitation, a petition for liquidation, reorganization, rearrangement, or extension) or under any other insolvency law or law providing for the relief of debtors; then to the extent permitted by applicable law, Lessor shall have the right to exercise any of the following remedies: 1) to accelerate all remaining rents and declare such unpaid rents due and payable whereupon the same shall become immediately due and payable; 2) without notice, demand or legal process to enter upon the premises where the bus may be found and take possession of and remove the bus, whereupon all rights of Lessee in the bus shall terminate absolutely; 3) sue for and recover all rents and other payments then accrued and thereafter accruing with respect to the bus; or 4) exercise any other right which may be available to it under any applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement. Lessee shall be liable for all reasonable expenses incurred in the enforcement of these provisions, including but not limited to, reasonable attorneys fees, costs, disbursements and expenses, repossession fees and expenses, and accumulated late payment charges and all prepaid rents and security deposit shall be forfeited by Lessee. The remedies of Lessor hereunder are cumulative and may, to the extent permitted by law, be exercised concurrently or separately and the exercise of one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedyNo failure on the part of Lessor to exercise, and no delay in exercising any right or remedy herein, shall operate as a waiver thereof, nor shall any single or partial exercise by Lessor of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy.

Failure to pay ABC Bus Leasing, Inc., payments when due under the terms and conditions contained herein shall constitute an immediate default prohibiting Lessee's further use of the bus. After such default and upon demand by Lessor, Lessee shall return the bus to Lessor within 24 hours of said demand. Local authorities may be notified of any unauthorized use.

Should Lessee fail to make any payment within seven (7) days following the payment due date, Lessor may at its option charge Lessee a penalty equal to five (5) percent of the overdue payment or payments. If upon default and demand made, Lessee shall refuse to return the subject bus, Lessor may, at its option, repossess said bus or resort to legal process to recover possession thereof whether the same be denominated claim and delivery, replevin, etc. Should Lessor commence legal process to recover possession, Lessee agrees to pay and Lessor shall be entitled to recover from Lessee all costs, expenses, disbursements and attorneys' fees incurred as a result of said action or proceeding. Lessor's right to recover these costs, expenses and attorneys' fees are in addition to any expenses Lessee shall be responsible for in the event that Lessor incurs costs and expenses in the repossession of said bus without resort to legal process.

In the event that any payment tendered to ABC Bus Leasing, Inc., in the form of a personal of company check, is returned from Lessee's bank uncollected, a $50.00 service charge will be assessed to Lessee, or against Lessee's account, and shall become immediately due and payable, and failure to pay the same shall constitute a default hereunder entitling Lessor to exercise all remedies as set forth in this Article.

ARTICLE 6 - Security Deposit: As stated in Article 1, Lessee herewith deposits with Lessor the sum of N/A as and for a security deposit. Said security deposit to be held by Lessor, without interest accruing thereon, in order to secure Lessee's performance of its obligations hereunder. The parties herewith further agree that in no event shall said security be intended to limit or otherwise establish the measure of Lessor's damage under any of the terms hereunder. Should Lessee default in the payment of any obligations due hereunder, and should said default continue for seven (7) days, Lessor in its discretion may apply such sums as necessary from said security deposit to any default by Lessee hereunderSaid security deposit may be used to pay, for example, and not by way of limitation, delinquent monthly payments; any sales, use, or excise taxes, fines or other penalties incurred; repossession fees and/or legal costs, expenses and attorney fees incurred by Lessor in the performance of this lease; or payments or obligations due or reimbursement for any other damages sustained by Lessor including any physical damage to the subject bus or liability incurred in connection with the use thereof. In the event that Lessor in its discretion makes application of any amounts of said security deposits to any of Lessee's financial obligations referred to above, Lessee shall deposit with Lessor upon demand made, such amounts as are necessary to restore the amount of security deposit to its original amount. Failure by Lessee to maintain said security deposit in the amount listed herein shall constitute default by said Lessee of this agreement and a breach thereof entitling Lessor to the exercise of all available remedies hereunder.

Provided Lessee is not in default, Lessor agrees that it will return to Lessee the amount of said security deposit less any amounts remaining due and owing Lessor by Lessee under this agreement. Return of the security deposit is further conditioned upon Lessee returning the subject bus in the condition called for in Article 8. Any deduction for repairs or substandard return condition shall be made at Lessor's retail shop rates.

In the event that Lessee elects to purchase the subject bus pursuant to any option set forth in Article 7 hereafter, any security deposit due and owing to Lessee shall be applied to and credited against any option price as set forth therein.

ARTICLE 7 - Options at Expiration of Term: Provided Lessee is not in default of any obligations hereunder, then Lessee, at the expiration of this Agreement, shall have an option to purchase the subject bus from Lessor upon payment in the amount of N/A, plus all applicable taxes. Lessee shall exercise the option herein granted by giving written notice of its exercise to Lessor at least thirty (30) days prior to the expiration of the Lease period. In the event that Lessee does not exercise said option in a timely manner, then Lessee shall be deemed to have elected to return the bus to Lessor and to terminate this Agreement.

ARTICLE 8 - Termination and Redelivery: At the termination of this Agreement for any reason, Lessee shall, at its own expense, return the bus to Lessor at such location as Lessor shall designate, in the same condition as received, and in good operating order, repair and condition, reasonable wear and tear excepted. Ordinary wear and tear shall not include: (i) broken, cracked, chipped, scratched or discolored glass; (ii) damage to or deterioration of the body, metal work, trim or paint, including, by way of example, damage or deterioration that requires straightening of the metal or refinishing of the body; (iii) burned, torn or stained dash, floor covers, seats, headliners, upholstery or interior work; (iv) mismatched wheels or tires (including spare) that are missing, are not in safe condition, or have less than 3/32nd of an inch tread depth; (v) unsafe or unlawful operating condition; or (vi) unrepaired or unreplaced mechanical parts which would have been repaired or replaced during the normal service of the bus,

including, by the way of example but not limitation, transmissions, air conditioning components, engines, power steering or electrical components, or brakes which require any repair. If the bus is not returned upon expiration, or if Lessee is in default and/or it becomes necessary for Lessor to take return delivery at some location other than Lessor's place of business, Lessee agrees to pay Lessor a reasonable transportation charge based upon mileage and whether the bus can be driven or must be towed. Any alterations, improvements, additions and installations which may be made on the bus shall be deemed an accession to the bus, shall become the property of Lessor and remain upon and be surrendered with the bus at the expiration of the lease term.

ARTICLE 9 - Security Interest and Further Assurances: To the extent that any Court or Rule of Law interprets this Agreement to be a conditional sales contract, Lessee hereby grants to Lessor a security interest in the bus described herein to the extent of Lessee's interest hereunder and for this purpose, this Lease Agreement shall, in addition to all other rights and obligations herein created, be deemed a Security Agreement. Lessee further agrees that it shall not at any time contest or otherwise challenge Lessor's title or ownership in and to the subject bus. Lessee shall upon request promptly execute and deliver to Lessor such further documents and take such further actions as Lessor may request in order to carry out more effectively the intent and purpose of this Agreement.

ARTICLE 10 -Right of Set Off and Application of Payments: In the event that the parties hereto have entered into any separate agreement(s), note(s), or lease(s) whereby Lessee has any financial obligation to Lessor, Lessor retains the right of set off for any monies due and owing Lessor by Lessee on account of this agreement with respect to any other separate agreements, notes or leases, including any advance payments made or security deposits made by Lessee and held by Lessor. Lessee shall not set-off or have the right to do so on account of any other contracts, leases, or agreements with Lessor and any advance payments or security deposits made in connection with this lease shall be applicable by Lessee to this lease only. All payments made by Lessee shall be applied to the oldest debt first, whether on account of this lease or any other indebtedness, including parts, shop or repair invoices owed by Lessee to Lessor or to any related or affiliated companies.

ARTICLE 11 - Succession and Notice and Miscellaneous:

A. This Agreement shall inure to the benefit of, and be binding upon the parties hereto, their successors, assigns, transferees and their heirs, executors, administrators and legal representatives.

B. Lessee agrees to provide written notice to Lessor of any change in its legal ownership structure and to provide copies of any and all documents evidencing such change thirty (30) days prior to the effectiveness of such change. Lessor reserves the right to terminate the lease and take possession of the bus upon a change in the legal ownership structure of Lessee which is not acceptable to Lessor.

C. This Agreement constitutes the entire agreement between the parties, and cannot be amended or altered in any manner except in writing signed by both parties. No oral modifications shall be permitted or recognized.

D. The substantive laws of the State of Minnesota shall govern the validity, construction, enforcement, and interpretation of this Agreement. Without limiting the generality of the foregoing, all buses leased hereunder shall be subject to Minnesota Statutes, Section 168A.17 Subd. 1A. Lessee hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy relating to this Agreement, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by the Lessee against the Lessor in connection herewith shall be venued in either the District Court of Rice County, Minnesota or the United States District Court for the District of Minnesota, Third Division. THE LESSEE AND LESSOR EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LEASE DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE LESSEE AND LESSOR EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LEASE DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LEASE DOCUMENTS.

E. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provisions had never comprised a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

F. Any notice, payment or correspondence required to be given under this Agreement or by an applicable provision of any state or federal law, regulation or resolution shall be given to Lessor: ABC Bus Leasing, Inc., at 25 Fourth Street NW, Faribault, Minnesota 55021; and to Lessee:

Bestway Coach Express, Inc.

at 2 Mott Street, Suite 705, New York, NY 10013
Billing Address

Principal Garage Address: 2 Mott Street, Suite 705, New York, NY 10013

G. In the event that Lessor shall, during the term hereof, waive any provision contained herein, such waiver shall not be deemed continuing and Lessor may at any time exercise all available remedies set forth herein without further notice.

H. Captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

ARTICLE 12 - Indemnity Clause: Lessee hereby agrees to defend, indemnify and hold Lessor harmless from any and all liability arising out of the ownership, leasing, use, unauthorized use, licensing, maintenance, condition, or operation of the bus during the term of this Lease or as long as Lessee has control over the bus. Lessee's obligation under this Article 12 shall survive the termination of the lease.